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                                                                    EXHIBIT 99.1

           MARK MAYS NAMED INTERIM CEO OF CLEAR CHANNEL COMMUNICATIONS


SAN ANTONIO, TEXAS, MAY 7, 2004 - Lowry Mays, Chairman and CEO, and the Board of Directors of Clear Channel Communications, Inc. (NYSE:CCU) today announced the appointment of Mark P. Mays as interim CEO, effective immediately. Mark Mays has served as Clear Channel's President and COO since 1993.

"I have decided to take some time off to focus on my health, so that when I come back, I am at 100%," said Lowry Mays. "While I am gone, I have complete confidence in Mark along with all of the managers at Clear Channel to keep things running smoothly."

"We are pleased that Lowry will be taking as much time as he needs to completely recover from his recent surgery," said Mark Mays. "Our record first quarter results show that we have a deep management team in place across all Clear Channel operating units, with the very best people in the industries we serve."

Clear Channel Communications, Inc. (NYSE:CCU) is a global media and entertainment company specializing in "gone from home" entertainment and information services for local communities and premiere opportunities for advertisers. Based in San Antonio, Texas, the company's businesses include radio, outdoor displays, live entertainment events and venues, and television stations.

CERTAIN STATEMENTS IN THIS RELEASE CONSTITUTE "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. SUCH FORWARD-LOOKING STATEMENTS INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS WHICH MAY CAUSE THE ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS OF THE COMPANY TO BE MATERIALLY DIFFERENT FROM ANY FUTURE RESULTS, PERFORMANCE OR ACHIEVEMENTS EXPRESSED OR IMPLIED BY SUCH FORWARD-LOOKING STATEMENTS. VISIT OUR WEB SITE AT WWW.CLEARCHANNEL.COM.